ARC Group Worldwide 8-K

Exhibit 10.28

ARC Group Worldwide, Inc.

3D Material Technologies, LLC

Advance Tooling Concepts, LLC

Advanced Forming Technology, Inc.

ASSIGNMENT AND ASSUMPTION agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective this 7th day of April, 2014 by and between ARC Group Worldwide, Inc. (“ARC”), 3D Material Technologies, LLC (“3D Material”), Advance Tooling Concepts, LLC (“ATC”) and Advanced Forming Technology, Inc. (“AFT”).

WITNESSETH:

WHEREAS, ARC entered into that certain Membership Interest Purchase Agreement by and among ARC, Nigel Sutton, Gregory Curtis, Frank Ferree, and Dermot Rafferty having an effective date of April 7, 2014, with respect to the acquisition of all of the membership interests of Advance Tooling Concepts, LLC, a Colorado limited liability company, attached hereto as Exhibit A and made a part hereof (the “MIPA”), whereby ARC agreed to, among other things, acquire the Interests (as such term is defined in the MIPA) from Nigel Sutton, Gregory Curtis, Frank Ferree, and Dermot Rafferty, upon the terms and conditions set forth in the MIPA; and

WHEREAS, pursuant to Section 11.11 of the MIPA, ARC has the right, upon notice to Sellers at any time at or prior to Closing, without consent of Sellers and without any further action required on the part of Sellers, to assign any and all rights of ARC to any subsidiary of ARC; and

WHEREAS, Except with respect to the Lease Agreements (as such term is defined in the MIPA), ARC desires to assign all of its rights, interests and obligations under the MIPA to 3D Material, and 3D Material is willing to accept the assignment of ARC’s rights, interests and obligations under the MIPA pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, ARC desires to assign its rights, interests and obligations with respect to the Lease Agreements to AFT, a wholly owned subsidiary of ARC and affiliate of 3D Material, and AFT desires to assume any and all such rights, interests and obligations with respect to the Lease Agreements pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the MIPA, the terms and conditions of which are incorporated herein by reference.

2.         Assignment and Acceptance. Except with respect to all rights and interests under the MIPA to the Lease Agreements, ARC hereby assigns all of its rights and interests under the MIPA to 3D Material, and 3D Material accepts the assignment of all ARC rights and interests under the MIPA (the “Global Assignment”). ARC hereby assigns all of its rights and interests with respect to the Lease Agreements under the MIPA to AFT, and AFT accepts the assignment of all ARC rights and interests under the MIPA (the “Lease Assignment”).

3.         Assumption of Obligations. Except for obligations with respect to the Lease Agreements assumed by AFT, 3D Material hereby assumes and undertakes to perform any and all obligations of ARC under the MIPA, provided, however, nothing herein shall be construed to release ARC from any representations, warranties, covenants or other obligations to the Sellers under the MIPA, in the event that 3D Material does not perform any and all such obligations of ARC under the MIPA. ARC hereby delegates all of its obligations with respect to the Lease Agreements under the MIPA to AFT, and AFT hereby assumes and undertakes to perform any and all obligations of ARC under the MIPA with respect to the Lease Agreements, including, without limitation, the assumption of all obligations in connection with the assignment of personal guaranty thereof as contemplated in the MIPA, and ARC is hereby released from any and all representations, warranties, covenants or other obligations to the Sellers under the MIPA in respect of the Lease Agreements. AFT undertakes and agrees to make any and all lease payments in connection with the Lease Agreements quarterly in advance. Except with respect to the Global Assignment and the Lease Assignment set forth in Paragraph 2 above, and the provisions of this Paragraph 3, this Agreement is not intended and shall not be construed or deemed to amend, modify or supercede any terms or conditions of the MIPA.

4.         Applicable Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provisions that would cause the application of laws of any other jurisdiction other than the State of New York.

5.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be delivered via facsimile or any other mode of electronic transmission, each of which shall be an original for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.

ARC GROUP WORLDWIDE, INC.,
a Utah corporation

By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

3D MATERIAL TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

ADVANCED FORMING TECHNOLOGY, INC.
a Colorado limited liability company

By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

/s/ Nigel Sutton
Nigel Sutton

/s/ Frank Ferree
Frank Ferree

/s/ Gregory Curtis
Gregory Curtis

/s/ Dermot Rafferty
Dermot Rafferty

[Signature page to the Assignment and Assumption Agreement]

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